                                     SCHEDULE 14A
                                    (Rule 14a-101)
                       INFORMATION REQUIRED IN PROXY STATEMENT

                               SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934  (Amendment No.    )

          Filed by the registrant    x
          Filed by a party other than the registrant
               Preliminary proxy statement
           x   Definitive proxy statement
               Definitive additional materials
               Soliciting material pursuant to Rule 14a-11(c)
                 or Rule 14A-12

                                   CITICASTERS INC.
                   (Name of Registrant as Specified in Its Charter)

                                   Samuel J. Simon
                      (Name of Person(s) Filing Proxy Statement)

          Payment of filing fee (Check the appropriate box):

                 x $125 per Exchange Act Rule 0-11(c)(1)(ii), 1 4 a - 6(i)(1), or 14a-6(j)(2).
                       $500 per each party to the controversy pursuant to Exchange Act rule 14a-6(i)(3).
                       Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

               (1)     Title  of   each  class   of  securities   to  which
                       transaction applies:

               (2) Aggregate number of securities to which transactions applies:

               (3)     Per   unit  price  or  other   underlying  value  of
                       transaction computed pursuant to Exchange Act rule 0-11: ftnt. 1

               (4)     Proposed maximum aggregate value of transaction:

                       Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

               (1)     Amount previously paid:

               (2)     Form, schedule or registration statement no.:

               (3)     Filing party:

               (4)     Date filed:


          1. Set forth the amount on which the filing fee is calculated and state how it was determined.

                                   CITICASTERS INC.
                                ONE EAST FOURTH STREET
                              CINCINNATI,  OHIO   45202


                             ___________________________


                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              to be held on May 16, 1995

                              __________________________


          To our Shareholders:

               The Annual Meeting of Shareholders of Citicasters Inc. will be held on Tuesday, May 16, 1995, at 11:00 a.m., Eastern Time, in the Filson Room of The Cincinnatian Hotel, 601 Vine Street, Cincinnati, Ohio. The meeting will be held for the following purposes:

               1.   To elect six directors;

               2.   To approve the Company's  1994 Directors' Stock  Option
                    Plan; and

               3. To transact such other business as may properly come before the meeting or any adjournment thereof.

               Only shareholders of record at the close of business on April 10, 1995, are entitled to receive notice of and to vote at the 1995 annual meeting or any adjournments thereof.

               You are invited to be present at the meeting so that you can vote in person. Whether or not you plan to attend the meeting, please date, sign and return the accompanying proxy card in the enclosed, postage-paid envelope. If you do attend the meeting, you may either vote by proxy or revoke your proxy and vote in person. You may also revoke your proxy at any time before the voting by written revocation or by submitting a later-dated proxy card.


                                             Sincerely,



                                             Carl H. Lindner
                                             Chairman of the Board


          Cincinnati, Ohio
          April 17, 1995

                                   CITICASTERS INC.


                                   PROXY STATEMENT

                                     INTRODUCTION

               This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Citicasters Inc. ("Citicasters" or the "Company") to be voted at the Annual Meeting of Shareholders to be held at 11:00 a.m., Eastern Time, on May 16, 1995 in the Filson Room at The Cincinnatian Hotel, 601 Vine Street, Cincinnati, Ohio, and at any adjournment thereof.

               Any shareholder who executes the accompanying proxy may revoke it any time before it is exercised by submitting either written notice to the undersigned or a duly executed proxy bearing a later date. Properly executed proxies not revoked will be voted as specified thereon.

               The Company will pay the cost of soliciting proxies, including reimbursement of brokerage firms, banks and other nominees for their actual out-of-pocket expenses in forwarding proxy material to beneficial owners of Citicasters common stock. The approximate date on which this Proxy Statement and the accompanying proxy card were first mailed to shareholders is April 17, 1995.


                                VOTING AT THE MEETING

               Only shareholders of record at the close of business on April 10, 1995 (the "Record Date") are entitled to notice of and to vote at the meeting. On that date there were 8,976,611 outstanding shares of Class A Common Stock ("Common Stock").
          The holders of Common Stock are entitled to one vote on each matter to be voted on at the meeting for each share of Common Stock held of record by such holder as of the Record Date.

                                PRINCIPAL SHAREHOLDERS

               The following shareholders are the only persons known by the Company to own beneficially 5% or more of its outstanding Common Stock on the Record Date:

                                                   Amount and Nature of    Percent of
             Name and address of Beneficial Owner  Beneficial Ownership       Class

             American Premier Group, Inc. and its                       37.5%
             subsidiaries (collectively "American 3,366,057 (a)
             Premier")
               One East Fourth Street
               Cincinnati, Ohio 45202
             FMR Corp.
               82 Devonshire Street                  897,300 (b)          10.0%
               Boston, Massachusetts  02109
             Carl H. Lindner
               One East Fourth Street             1,557,468 (c)         17.4%
               Cincinnati, Ohio 45202


            (a)   Carl  H. Lindner,  Carl H. Lindner  III, S.  Craig Lindner  and Keith E.
                  Lindner, (collectively  "the Lindner  Family") the beneficial  owners of
                  49.8% of  American Premier's common  stock, share with  American Premier voting  and investment power with respect  to the shares of Citicasters'
                  Common  Stock  owned  by American  Premier.   American  Premier  and the
                  Lindner Family may be deemed to be controlling persons of the Company.

            (b)   All  shares  beneficially  owned  by  a  subsidiary  which  acts  as  an independent advisor with certain rights of disposition,  but without the right to vote.

            (c)   Excludes  3,366,057 shares of Common Stock  held by American Premier and includes 101,317 shares  of Common Stock held by a charitable foundation over which Mr. Lindner shares voting and/or dispositive power.


                        PROPOSAL NO. 1 - ELECTION OF DIRECTORS

               In November 1994, following  the voluntary resignations from the Board of Directors of Messrs. Nathan Bilger, Bradley J. Wechsler and Randolph L. Booth, the Board of Directors amended the Company's Bylaws. Among other things, the Amendment eliminated the staggered Board and provided for concurrent one year terms for each Board member. The Board also reduced the number of its members from nine to six.

          NOMINEES FOR DIRECTOR

               The Board of Directors has nominated six candidates for election at the Annual Meeting as Directors to serve until the next Annual Meeting and until their successors are elected and qualified. The nominees are CARL H. LINDNER, S. CRAIG LINDNER, JOHN P. ZANOTTI, JAMES E. EVANS, THEODORE H. EMMERICH AND JULIUS
          S. ANREDER. If the nominees should become unable to serve, the proxies received in response to this solicitation which were voted in favor of such nominees will be voted for the election of such other persons as shall be designated by the Board of Directors. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement as candidates for election to the Board of Directors. The six nominees receiving the highest number of votes will be elected as directors.

               The following biographical information has been furnished by the nominees:

               MR. CARL H. LINDNER is Chairman of the Board and Chief Executive Officer of American Premier. American Premier is a holding company which was formed to acquire and own all of the outstanding common stock of both American Financial Corporation ("AFC") and American Premier Underwriters, Inc., in a transaction which was consummated in March 1995. Mr. Lindner has been Chairman of the Board of Directors and Chief Executive Officer of AFC since it was founded over 35 years ago and has been Chairman of the Board and Chief Executive Officer of American Premier Underwriters, Inc. since 1987. American Premier is a holding company operating in property and casualty insurance businesses through wholly-owned and majority-owned subsidiaries and other companies in which it holds significant ownership interests. Mr. Lindner also serves as Chairman of the Board of the following companies whose common stock is publicly traded: American Annuity Group, Inc. ("AAG"), American Financial Enterprises, Inc. ("AFEI"), and Chiquita Brands International, Inc. ("Chiquita"). American Premier owns a substantial beneficial interest in all of these companies. Although not a director or officer of the Company at the time of the filing of the prepackaged plan of reorganization under Chapter 11 of the Bankruptcy Code (the "Restructuring"), Mr. Lindner had been Chairman of the Board and Chief Executive Officer of Citicasters prior to 1993. He was appointed to the position of Chairman of the Board in January 1994. Age 75.

               MR. ZANOTTI has been a member of the Board and Chief Executive Officer of Citicasters since December 1992, having previously served as its Executive Vice President and the President and Chief Operating Officer of the Company's wholly-owned subsidiary, Great American Broadcasting Company ("GABC"), since January 1992. Mr. Zanotti had served as President-Television Group of GABC since

          February 1991. Prior to such time, Mr. Zanotti was Publisher of the Arizona Republic and The Phoenix Gazette and Chief Executive Officer and Executive Vice President of Phoenix Newspapers, Inc. from March 1990 to February 1991. Prior to such time, Mr. Zanotti was President and Publisher of The Cincinnati Enquirer. Mr. Zanotti was the Chief Executive Officer of the Company during the Restructuring. Age 46.

               MR. EMMERICH,  prior to his retirement in 1986, was managing partner of the Cincinnati office of Ernst & Whinney, an independent accounting firm (now Ernst & Young). He is also a director of American Premier, Cincinnati Milacron Commercial Corporation, Carillon Fund, Inc., a trustee of Carillon Investment Trust, Gradison Custodian Trust, Gradison McDonald Municipal Custodial Trust, Gradison McDonald Cash Reserves Trust and Summit Investment Trust. Mr. Emmerich has served as a director of Citicasters since 1989. Age 68.

               MR. S. CRAIG LINDNER, a director since 1982, has served as President of AAG since March 1993. For more than five years, he has also been Senior Executive Vice President of American Money Management Corporation, a subsidiary of AFC which provides investment management services to AFC and certain of its affiliates. He is also a director of AAG, American Premier and Chiquita. He is the son of Carl H. Lindner. Age 40.

               MR. ANREDER is a partner of Oscar Gruss & Son, the controlling shareholder of Oscar Gruss & Son, Inc., a New York City-based member firm of the New York Stock Exchange. Mr. Anreder has served as a Vice President of Oscar Gruss & Son, Inc. for over five years. Mr. Anreder was appointed to the Board of Directors of Citicasters in October 1994. He also is a member of the Board of Directors of AFEI. Age 61.

               MR. EVANS, a director since 1984, has served as Vice President and General Counsel of AFC for more than five years. He is also director of AFEI and American Premier. Age 49.

               THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THESE SIX NOMINEES.

          PROPOSAL NO. 2  - APPROVAL  OF THE 1994  DIRECTORS' STOCK  OPTION
          PLAN

               On November 3, 1994, the Board of Directors adopted the 1994 Directors' Stock Option Plan subject to approval within twelve months by Citicasters' shareholders. The purpose of the 1994 Directors' Stock Option Plan (the "Directors' Plan") is to advance the interests of Citicasters in attracting and retaining outstanding individuals to serve as non-employee Directors by offering such persons an opportunity to invest in the Company's Common Stock.

                The following is a brief description of the material provisions of the Directors' Plan. Shareholders are urged to carefully review the copy of the complete Directors' Plan attached hereto as Annex A.

               The Directors' Plan provides that Stock Options will be granted to directors of Citicasters who are not also employees of Citicasters or its subsidiaries ("Eligible Directors"). The Directors' Plan provides for automatic grants of stock options to Eligible Directors. On the effective date of the Directors' Plan, each Eligible Director was granted an option to purchase 10,000 shares of Citicasters' Common Stock. On each September 1 thereafter, each Eligible Director will be granted 1,000 Stock Options. Each person elected as a director of Citicasters who was not a director on the effective date of the Directors' Plan and qualifies as an Eligible Director will be granted 10,000 Stock Options on the date of election. The Compensation Committee is responsible for administering the Directors' Plan. The directors appointed to the Compensation Committee are Messrs. Carl H. Lindner, S. Craig Lindner and James E. Evans, each of whom are presently eligible for grants under the terms of the Plan.

               The aggregate number of stock options which may be granted pursuant to the Directors' Plan is limited to 200,000, subject to adjustment in the case of stock dividends, stock splits and similar events. Stock Options are granted with a specific option price which is equal to the last closing price for the Common Stock on the date of the grant. For the initial grant of stock options to Messrs. Anreder, Emmerich, Evans, Carl H. Lindner and
          S. Craig Lindner, the exercise price was $23.25.

               Options   generally  become   exercisable  upon   the  first
          anniversary of the date of grant to the extent of twenty percent (20%) of the total shares covered by the option with an additional twenty percent (20%) of the total shares covered by the Option becoming exercisable on each succeeding anniversary. This right of exercise is cumulative and options may be exercisable in whole or in part. The Compensation Committee is authorized, however, to accelerate the vesting schedule if the Committee, in its sole discretion, determines that acceleration would be desirable for the Company. The Plan also provides for acceleration in the case of termination of services as a director for reasons related to retirement, death or disability and upon certain merger or acquisition transactions involving the Company. The term of the option is generally for ten years. The Plan provides exceptions to the general rule that options may only be exercised while the grantee remains a director, including exceptions for termination as a director resulting from retirement, death or disability.

               Pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), directors, certain officers and 10 percent stockholders of the Company are generally liable to the Company for repayment of any "short-swing" profits realized from any non-exempt purchase and sale of common stock occurring within a six-month period. Rule 16b-3, promulgated under the Exchange Act, provides an exemption from Section 16(b) liability for certain transactions by an officer or director pursuant to an employee benefit plan that complies with such rule. Specifically, the grant of an option under an employee benefit plan that complies with Rule 16b-3 will not be deemed a purchase of a security for Section 16(b) purposes. The Plan is designed to comply with Rule 16b-3. Shareholder approval of the Plan is being sought to exempt the grant of options from the operation of Section 16(b) as well as to comply with the rules of NASDAQ, the national securities exchange upon which the Company's Common Stock is listed.

               Stock options may be exercised, to the extent vested, during certain window periods immediately following the release by the Company of quarterly results of operations, so long as the recipient of the stock option remains a director of the Company or one of its subsidiaries. Upon the exercise of an option, the underlying shares of Common Stock must be paid for in full, either by check payable to the Company or by delivery of Common Stock having a fair market value equal to the exercise price, or in any combination thereof. The director must pay to the Company an amount equal to any tax which the Company is required to withhold under any federal, state or local tax laws.

               Directors who receive options incur no federal income tax liability at the time of grant. Upon the exercise of options, the excess of the fair market value of the shares on the date of exercise over the option exercise price is ordinary income to the optionholder at the time of the exercise. The tax basis for the shares purchased is their fair market value on the date of exercise. The Company is entitled to a tax deduction equal to the amount of the ordinary income recognized by the optionholder in connection with the exercise of the option.

               Subject  to  limitations  imposed   by  law,  the  Board  of
          Directors of Citicasters may amend or terminate the Directors' Plan at any time and in any manner. In addition, certain material amendments require shareholder approval to the extent required by Rule 16b-3.

               Approval of the Directors' Plan requires the affirmative vote of the majority of the shares voting and abstaining at the meeting in person or by proxy. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE CITICASTERS INC. 1994 DIRECTORS' STOCK OPTION PLAN.

          ADJOURNMENT AND OTHER MATTERS

               A motion for adjournment or other matters properly brought before the meeting requires the affirmative vote of a majority of the shares represented at the meeting in person or by proxy for approval. The management of Citicasters knows of no other matters to be presented at the meeting other than those mentioned in the notice. If any other matter should be presented at the meeting or any adjournment thereof upon which a vote properly may be taken, it is intended that shares represented by proxies in the accompanying form will be voted in accordance with the judgment of the person or persons voting said shares.

          VOTING OF PROXIES

               Unless a different choice is indicated, a proxy card properly signed by a shareholder will be voted "FOR" the six Directors nominated to be elected at the meeting and "FOR" approval of the 1994 Directors' Stock Option Plan. If authority is not withheld to vote for any or all of the nominees, a signed proxy card will be voted "FOR" the election of the six nominees proposed by the Board of Directors. If any other matters properly come before the meeting or any adjournment thereof, each proxy will be voted in the discretion of the proxies named therein. Abstentions and shares otherwise not voted for any reason, including broker non-votes, will have no effect on the outcome of any vote taken at the meeting, except as indicated under Proposal No. 2.

                          INFORMATION CONCERNING MANAGEMENT

               The executive officers of the Company are:

                                                                  OFFICER
                 NAME                         POSITION              SINCE


          Carl H. Lindner         Chairman of the Board               1994

          John P. Zanotti         Chief Executive Officer,            1992
                                    Director
          Gregory C. Thomas       Executive Vice President, Chief     1990
                                    Financial Officer and
                                  Treasurer
          Samuel J. Simon         Senior Vice President, General      1990
                                    Counsel and Secretary


               Following are summaries of the business background of the executive officers of the Company. As Messrs. Lindner and Zanotti are directors of the Company nominated for election at this Annual Meeting, their background information is set forth above under "NOMINEES FOR DIRECTOR."

               GREGORY C. THOMAS was elected Executive Vice President and Chief Financial Officer in May 1990, and for over three years prior to such time served as Senior Vice President and Chief Financial Officer of GABC. Mr. Thomas was appointed Treasurer of the Company in March 1992. Age 47.

               SAMUEL J. SIMON was elected Senior Vice President in July 1994 and appointed General Counsel and Secretary in May 1990. Prior to January 1, 1994, Mr. Simon had served for more than five years as an attorney in the General Counsel's Office of AFC. Age 38.

          EXECUTIVE COMPENSATION

               The following table shows, for the fiscal years ending December 31, 1994, 1993 and 1992, the cash compensation paid by Citicasters as well as certain other compensation paid during or accrued for those years, to each of the five highest paid executive officers of the Company.


                              SUMMARY COMPENSATION TABLE



                                                                        Annual Compensation                   Long-Term
                                                                                                            Compensation
                                                                                          Other Annual  Securities Underlying
                                                                               Bonus      Compensation     Options Granted
                    Name and Principal Position    Year (1)   Salary ($)      ($) (2)       ($) (3)         (# of Shares)
                      John P. Zanotti                1994    $433,200        $530,000      $13,858           250,000
                          Chief Executive Officer    1993    $393,200        $472,500       $6,082                 0
                                                     1992    $335,000        $120,000       $2,580                 0

                      Gregory C. Thomas
                          Executive Vice             1994    $229,900        $180,000       $9,198            45,000
                          President and Chief        1993    $214,480        $165,000       $5,875                 0
                          Financial Officer          1992    $210,000         $20,000       $3,520                 0

                      Samuel J. Simon
                          Senior Vice President,     1994    $289,120        $135,000       $7,405            22,500
                          General Counsel and
                          Secretary

                      William T. Baumann             1994    $104,740            $-0-     $138,328                 0
                          Executive Vice             1993    $208,690         $60,000       $5,862                 0
                          President                  1992    $210,000            $-0-       $3,520                 0

                      Anita L. Wallgren              1994    $124,120            $-0-     $103,341            10,000
                          Vice President and         1993    $121,200         $12,500       $4,296                 0
                          Associate General Counsel  1992    $119,000         $10,000       $3,080                 0


                 (1)      Compensation information  is omitted  from the table  for Mr.  Mazuk for  1992 because he  was not  an officer  of the Company during that  period, and for Mr. Simon  for years 1992 and  1993 as he was not compensated by the Company during such years.

                 (2)      Includes  annual cash  bonuses  and, for  Messrs. Zanotti,  Thomas  and Simon,  $180,000, $45,000  and
                          $45,000, respectively,  in stock  bonuses (valued  as of the  date of  grant) awarded  upon successful completion of the sale of four of the Company's television stations.

                 (3)      Includes  compensation in the  form of group  life insurance premiums, executive  long term disability premiums,  and contributions to  the Thrift  Savings Plan, respectively,  for each  person as follows:
                          Mr. Zanotti  - $1,218, $8,972, $3,666;  Mr. Thomas - $591,  $4,097, $4,500; Mr. Simon  - $303, $2,601,
                          $4,500; Mr.  Baumann - $261, $0, $3,507;  Ms. Wallgren -$133; $619, $4,025.   The amount also includes
                          severance payments to Mr. Baumann and Ms. Wallgren.


          SECURITY OWNERSHIP OF MANAGEMENT

               The following table shows the number of Common Stock beneficially owned by each current Director and by all Directors and executive officers of the Company as a group as of April 1, 1995.


                                                Amount and
               Name of Beneficial Owner         Nature of      Percent of
                                                Beneficial       Class
                                                Ownership

           Carl H. Lindner                    1,557,46(a)        17.4%
           John P. Zanotti                      62,503(b)           *
           Theodore H. Emmerich                  1,300              *

           S. Craig Lindner                     30,000(c)           *
           James E. Evans                       40,000              *
           Julius S. Anreder                       -0-              *
           All Directors and executive        1,715,73(a)(b)     19.1%


          * Less than one percent

          (a) Excludes 3,366,057 shares of Common Stock held by American Premier and includes 101,317 shares of Common Stock held by a charitable foundation over which Mr. Lindner shares voting and/or dispositive power.

          (b) Includes shares of Common Stock which the named Director or all Directors and executive officers as a group has the right to acquire within 60 days, through the exercise of stock options, in the following amounts: Mr. Zanotti, 40,000 shares; all Directors and executive officers as a group, 48,500 shares.

          (c) Excludes 3,366,057 shares of Common Stock held by American Premier and includes 22,000 shares of Common Stock held by his spouse as custodian for their minor children or in a trust over which his spouse has voting and dispositive power.


               Several of the Company's directors and executive officers also beneficially owned shares of American Premier common stock as of April 1, 1995, in the following amounts: Carl H. Lindner - 11,775,349; S. Craig Lindner - 4,664,949; Theodore H. Emmerich - 12,219; James E. Evans - 36,819; Julius S. Anreder - 4,542.

          STOCK OPTION GRANTS, EXERCISES AND HOLDINGS

               The following  tables contain information  concerning grants of  stock  options to  the  named  executive  officers under  the
          Company's 1993 Stock Option Plan during the year ended December 31, 1994 and the year end values of all stock options. No options were exercised by such officers during 1994.


                                     OPTION GRANTS IN 1994
                                                                                INDIVIDUAL GRANTS

                                                     Number of     % of Total
                                                    Securities       Options
                                                    Underlying     Granted to    Exercise Price                   Grant Date
                                                      Options     Employees in        ($/Sh)       Expiration    Present Value
                                Name                Granted (#)       1994                            Date          ($)(1)
                     John P. Zanotti                 200,000         34.4           $15.00          1-04-04      $1,238,000
                                                      50,000         29.6            22.00         12-15-04         441,500
                     Gregory C. Thomas                30,000          5.2            15.00          1-04-04         185,700
                                                      15,000          8.9            22.00         12-15-04         132,450
                     Samuel J. Simon                  12,500          2.1            15.00          1-04-04          77,375
                                                      10,000          5.9            22.00         12-15-04          88,300

                     Anita L. Wallgren                10,000          1.7            15.00          1-04-04          61,900


                 (1)      The grant date  present value  was calculated using  a variation of  the Black-Scholes option  pricing
                          model.   The  assumptions used  in the  model included:   risk  free interest rates  of 5.89%  for the
                          January 4, 1994 grant  and 7.79% for the December 15, 1994 grant;  an expected Citicasters stock price volatility  of .10; and no dividend  yield.  In addition, the  Black-Scholes model output was modified by a 25% discount to reflect the risk of forfeiture  due to restrictions on exercise of the options in accordance  with the  five  year vesting  provision  and to  reflect  the non-transferability  of  the options.



                                                    1994 OPTION EXERCISES AND YEAR END VALUES

                                                                                  Number of Securities   Value of Unexercised
                                                                                 Underlying Unexercised  In-the-Money Options
                                                                                  Options at Year End       at Year End (a)

                                                      Options        Value            Exercisable/           Exercisable/
                                Name                 Exercised      Realized         Unexercisable           Unexercisable

                     John P. Zanotti                   -0-            -0-             0/250,000              0/2,087,500
                     Gregory C. Thomas                 -0-            -0-              0/45,000                0/333,750
                     Samuel J. Simon                   -0-            -0-              0/22,500                0/149,375
                     Anita L. Wallgren                 -0-            -0-              0/10,000                 0/97,500



                 (a)      The value  of unexercised in-the-money  options is  calculated based on  the closing market  price for
                          Citicasters Common Stock on December 31, 1994 of $24.75 per share.


          COMPENSATION OF DIRECTORS

               Effective October 1994, each Director who is not a salaried officer of Citicasters is paid an annual fee of $20,000 plus $1,500 for each Board of Directors meeting attended in 1994. Directors who are not salaried officers and serve on committees of the Board of Directors received an additional fee of $750 per committee meeting attended. Committee chairmen not otherwise compensated for their services to the Company were paid an additional $5,000 annually.

          COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

               Section 16 of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than 10% of a registered class of Citicasters' equity securities to file reports of ownership and changes in such ownership. Based on a review of copies of such forms received by it, the Company believes that all of its executive officers, directors and 10% owners complied with the Section 16 reporting requirements.

               COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

               During 1994, the Compensation Committee reviewed and set the compensation of the Company's executive officers, including those listed in the Compensation Table.

               The  factors   considered  by  the  Committee   when  making
          compensation decisions in 1994 were primarily subjective. As in past years, the Committee considers the profitability of the Company and the market value of its stock in addition to
          evaluating  executive  performance.    During  1994, among  other
          factors, the Committee also considered the ability of the executives to execute the business plan or stated objectives of
          the Board, to manage the   day  to  day  affairs  of  the  Company,
          and the special contributions of the executives in successfully negotiating the sale of four of the Company's television stations.

               The annual base salaries of the executive officers were approved by the Committee at levels which it believes are appropriate for the respective positions and levels of responsibilities of such officers. These salaries are based upon recommendations made by the chief executive officer, John P. Zanotti. Mr. Zanotti did not make any recommendations with regard to his own compensation.

               The Committee feels  that it  is very important  to be  able attract, retain and draw upon highly skilled management. As such, the Committee also utilizes both annual and special bonuses, which may be in cash or in the Company's common stock, and stock option grants. In its consideration of annual bonus awards, the Committee does not base awards on specific monetary targets or goals, but does strive to compensate the Company's executive officers fairly for their individual efforts and accomplishments. The Committee believes that this practice, although somewhat subjective, also serves to motivate the
          Company's executives to even greater achievements in the near term. In 1994, the Committee also awarded "special" bonuses to Messrs. Zanotti, Thomas and Simon relating to their efforts in connection with the television station sales. These amounts are included in the Compensation Table.

               Stock  options also represent a performance-based portion of the Company's compensation system. The Company believes that shareholders' interests are well served by aligning the executives' interest with those of shareholders by the grant of stock options. The Company believes that these features provide an optionee with substantial incentives to maximize the Company's long-term success. All of the executives named in the Compensation Table were granted options during 1994 under the 1993 Stock Option Plan.

               The Committee believes that Mr. Zanotti's annual salary and bonus compensation is commensurate with the duties of his office as the Company's chief executive officer and the achievements of the Company during 1994. The increase in his total compensation over the previous year is reflective of the continued strong performance of the Company's radio and television groups and the successful implementation of the business plan for the Company as established in connection with the 1993 Restructuring. The Committee believes that Mr. Zanotti fully and effectively discharged the responsibilities of his position with Citicasters to the Company and the shareholders' substantial benefit.

               The Committee uses primarily the same criteria to evaluate the performance of the other executive officers as it uses for the chief executive officer, except that it weighs heavily the recommendations of the chief executive officer. The Committee weighed the significance of the current contributions of the executives as well as the challenges and responsibilities which they faced. Upon considering the duties and performance of the other executive officers of the Company, the Committee concluded that they also fully and effectively discharged the responsibilities of their positions with Citicasters to the Company's substantial benefit.

                                             Carl H. Lindner
                                             S. Craig Lindner
                                             James E. Evans


          PERFORMANCE GRAPH

               The following graph compares the cumulative total shareholder return on the Company's post-restructuring common stock with the cumulative total return of the Standard & Poor's ("S&P") 500 Stock Index and a peer group comprising eight companies engaged in radio or radio and television broadcasting ("Peer Group") from December 28, 1993 (the effective date of the registration of the Common Stock under Section 12 of the Securities and Exchange Act in connection with the restructuring) to December 31, 1994. These companies include Clear Channel Communications Inc., EZ Communications Inc., Evergreen Media Corp., Granite Broadcasting Corp., Infinity Broadcasting Corp., Jacor Communications Inc., Outlet Communications Inc. and Saga Communications Inc. The Company had previously utilized the S & P Broadcast Media Index (which was $95.00 at the end of 1994) but the Company discontinued using this Index of more diversified media companies in favor of a Peer Group deriving revenues primarily from the operation of radio or radio and television stations.

                                  PERFORMANCE GRAPH


                                              1993          1994

          Citicasters Common Stock           100.00        147.76

          Broadcast Peer Group               100.00        114.87

          S&P 500                            100.00        101.32


             Assumes $100 invested on December 28, 1993 in Citicasters' common stock, the S&P 500 Stock and the Peer Group, including reinvestment of dividends.


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

             Executive compensation is determined by the Compensation Committee of the Board of Directors. The Compensation Committee consists of S. Craig Lindner, Carl H. Lindner and James E. Evans, none of whom are salaried employees of the Company. Carl H. Lindner is also Chairman of the Board and Chief Executive Officer of AFC. AFC's Board of Directors sets the compensation which Mr. Lindner receives from AFC. See "Certain Transactions" for additional information concerning relationships between Citicasters and AFC and their respective subsidiaries.

          CERTAIN TRANSACTIONS

             Citicasters  has   had  and  expects   to  continue  to   have
          transactions with its directors, officers, principal shareholders, their affiliates and members of their families. The terms of these transactions are comparable to those which would apply to unrelated parties.

             The Company purchases substantially all of its property and casualty insurance coverage through certain subsidiaries of AFC. During 1994, approximately $944,000 were remitted to AFC insurance company subsidiaries.

             Citicasters leases its corporate headquarters from AFC under a five year lease, effective as of November, 1994. During 1994, Citicasters paid $232,435 to AFC under the lease.

             Citicasters estimates that the following affiliates of and entities in which American Premier or Carl H. Lindners' immediate family members have or had substantial holdings paid in the aggregate approximately $715,000 in radio and television advertising fees to Citicasters during 1994: Chiquita, The Provident Bank, United Dairy Farmers, Inc. (principally owned by Robert D. Lindner, brother of Carl H. Lindner) and Thriftway, Inc. (owned during 1994 by Richard E. Lindner, brother of Carl H. Lindner).

             Citicasters utilizes the services of Provident Travel Corporation, an AFC subsidiary travel agency, to facilitate business travel by Company employees. In 1994, Citicasters had approximately $674,000 of bookings through this agency, all on terms and conditions customarily offered by commercial travel agencies in the area.

             In June 1994, the Company sold for approximately $1.1 million its subsidiary Leisure Systems Inc., a public campground franchisor, to a company controlled by Ronald F. Walker. Mr. Walker was the President and a director of AFC at the time of the sale.

          BOARD AND BOARD COMMITTEE ACTIONS

             The Board held eight meetings during 1994 and took action by unanimous written consent on seven occasions. Each of the incumbent directors attended at least 75% of the aggregate of the meetings of the Board and of the committees on which they served in 1994.

             The Executive Committee  consists of Messrs. Carl  H. Lindner,
          S. Craig Lindner and John P. Zanotti. The Executive Committee is authorized, under Florida law and the Company's Bylaws, to perform substantially all of the functions of the Board of Directors. The Executive Committee took formal written action on twelve occasions during 1994.

             The Audit  Committee consists of  Messrs. Emmerich and  Julius
          S. Anreder. The Audit Committee had two meetings in 1994. The Committee's functions include reviewing with the independent auditors the plans and results of the audit engagement of the Company and reviewing the scope and results of the procedures for internal auditing.

             The Compensation Committee consists of Carl H. Lindner, S. Craig Lindner and James E. Evans. The Committee is responsible for establishing the compensation levels of the executive officers and for administrating the Employee and Directors' Stock Option Plans. The Committee had one meeting in 1994 and took actions in writing on two occasions.

             The Company does not have a Nominating Committee.

                                 INDEPENDENT AUDITORS

             The accounting firm of Ernst & Young served as the Company's independent auditors for 1994. One or more representatives of that firm will attend the Annual Meeting and will be given the opportunity to comment, if they so desire, and to respond to appropriate questions that may be asked by shareholders. No auditor has yet been selected for the current year, since it is the practice of Citicasters not to select independent auditors prior to the Annual Meeting of Shareholders.


                                SHAREHOLDER PROPOSALS

             If a shareholder desires to have a proposal included in the proxy statement for the 1996 Annual Meeting, such proposal must be received by Citicasters' Secretary at the office of the Company before January 1, 1996.


                                    MISCELLANEOUS


          Citicasters will send upon written request, without charge, a copy of the Company's current annual report on Form 10-K to any shareholder who writes to Citicasters Inc., Finance Department, One East Fourth Street, Cincinnati, Ohio 45202.

                                       By order of the Board of Directors



                                       Samuel J. Simon
                                       Secretary

                                                                    ANNEX A

                                   CITICASTERS INC.
                           1994 DIRECTORS STOCK OPTION PLAN


          1.   PURPOSE

               The purpose of the Citicasters Inc. 1994 Directors Stock Option Plan (the "Plan") is to aid Citicasters Inc. (the "Company") in attracting and retaining directors of outstanding competence, dedication and loyalty. Consistent with this objec-tive, the Plan provides for the grant to non-employee directors of Stock Options ("Options") pursuant to the terms and conditions hereinafter set forth. As used herein, the term "Subsidiary" means any domestic or foreign corporation, at least 50% of the outstanding voting stock or voting power of which is beneficially owned, directly or indirectly, by the Company.


          2.   EFFECTIVE DATE

               The Plan shall become effective upon the date of its adoption by the Board of Directors of the Company (the "Board"), provided that, within twelve months after the Plan is adopted by the Board, the Plan is approved by the holders of a majority of the outstanding shares of stock of the Company entitled to vote thereon (the "Effective Date").


          3.   ADMINISTRATION

               The Plan shall be administered by the Compensation Committee of the Board of Directors or such other committee appointed by the Board of Directors (the "Committee"). The Committee will consist of two or more directors who may also be eligible to participate in the Plan.


          4.   ELIGIBILITY

               Options under the Plan shall be granted only to persons who are directors of the Company and who are not employees of the Company or a Subsidiary.


          5.   GRANT OF OPTIONS

               Options shall automatically be granted pursuant to the terms of this Section without further action by the Board of Directors. The date on which Options are granted hereunder shall be referred to herein as the "Date of Grant."

               5.1 On the Effective Date, each person serving as a director of the Company who is not an employee of the Company or a Subsidiary shall be granted 10,000 Options.

               5.2 On each September 1 following the Effective Date during the term of the Plan, each person serving as a director of the Company on such date who is not an employee of the Company or a Subsidiary shall be granted 1,000 Options.

               5.3 Each person who is elected as a director of the Company, who (i) was not a director of the Company on the Effective Date, and (ii) is not an employee of the Company or a Subsidiary on the date of election as a director, shall be granted 10,000 Options on the date such person is elected a director.

               5.4 All Options granted pursuant to the Plan shall have an Option Price determined pursuant to Section 7.1 hereof.


          6.   SHARES SUBJECT TO THE PLAN

               6.1 The shares to be issued upon the exercise of the options granted under the Plan shall be shares of Common Stock, no par value, of the Company. Either treasury or authorized and unissued shares of Common Stock, or both, as the Board of Directors shall from time to time determine, may be so issued. No shares of Common Stock which are the subject of any lapsed, expired or terminated options may be made available for reoffering under the Plan.

               6.2 Subject to the provisions of Section 6.3, the aggregate number of shares of Common Stock for which options may be granted under the Plan shall be 200,000 shares.

               6.3 The aggregate number of shares pursuant to the provi-sions of the Plan shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from any stock dividend, stock split or similar event and may, in the sole discretion of the Board of Directors of the Company, be similarly adjusted for any other capital adjustment (including a reclassification of shares or recapitalization or reorganization of the Company) or the distribution to holders of shares of Common Stock of rights, warrants, assets or evidences of indebtedness.


          7.   TERMS AND CONDITIONS OF OPTIONS

               Each Option granted pursuant to the Plan shall be evidenced by a written agreement (the "Agreement") between the Company and the person to whom the Option is granted (the "Grantee") in such form or forms as the Committee, from time to time, shall prescribe, which shall comply with and be subject to the terms and conditions of this Paragraph 7. In addition, the Committee may, in its absolute discretion, include in any such Grant other terms, conditions and provisions that are not inconsistent with the express provisions of the Plan.

               7.1 Option Price. The purchase price of the shares of Common Stock which may be acquired pursuant to the exercise of any option granted pursuant to the Plan shall be the last closing sale price reported on the date of grant ("Option Price").

               7.2 Duration of Options. Each Option granted under the Plan shall expire and all rights pursuant thereto shall cease on the date which shall be the tenth anniversary of the Date of Grant (the "Expiration Date").

               7.3 Vesting of Options. Each Option granted hereunder may be exercised to the extent that the Grantee is vested in such Option. The Options will vest according to the following schedule:

               Number of Years the Grantee has remained      Options in
                a director of the Company following        which a Grantee
                        the Date of Grant                     is Vested
               Under one . . . . . . . . . . . . . . . .          0%
               At least one but less than two  . . . . .         20%
               At least two but less than three  . . . .         40%
               At least three but less than four . . . .         60%
               At least four but less than five  . . . .         80%
               Five or more  . . . . . . . . . . . . . .        100%

               Anything  contained in  this Paragraph  7.3 to  the contrary notwithstanding, a Grantee shall become fully (100%) vested in each of his or her Options under the following circumstances:
          (i) upon termination of the Grantee's service as a director of the Company for reasons of death, Disability or Retirement (as such terms are defined in Paragraphs 7.7.4 and 7.7.5); (ii) if the Committee, in its sole discretion, determines that acceleration of the Option vesting schedule would be desirable for the Company; or (iii) if such Options vest pursuant to Paragraph 7.4.

               7.4  Merger,  Consolidation, Etc.    If the  Company  shall,
          pursuant to action by its Board of Directors, at any time propose to merge into, consolidate with, or sell or otherwise transfer all or substantially all of its assets to another corporation and provision is not made pursuant to the terms of such transaction for the assumption by the surviving, resulting or acquiring corporation of outstanding Options or for substitution of new Options therefor, the Committee shall cause written notice of the proposed transaction to be given to each Grantee not less than twenty days prior to the anticipated effective date of the proposed transaction, and his or her Options shall become fully (100%) vested and, prior to a date specified in such notice, which shall be not more than ten days prior to the anticipated effective date of the proposed transaction, each Grantee shall have the right to exercise his or her Options. Each Grantee, by so notifying the Company in writing, may in exercising his or her Options, condition such exercise upon, and provide that such exercise shall become effective at the time of, but immediately before, the consummation of the transaction. If the transaction is consummated, each Option, to the extent not previously exercised before the date specified in the foregoing notice, shall terminate on the effective date of such consummation. If the transaction is abandoned, (i) any Option not exercised shall continue to be available for exercise in accordance with other provisions of the Plan and (ii) to the extent that any Option not exercised before such abandonment shall have vested solely by operation of this Paragraph 7.4, such vesting shall be deemed annulled, and the vesting schedule set forth in or pursuant to Paragraph 7.3 shall be reinstituted, as of the date of such abandonment.

               7.5 Exercise of Options. A person entitled to exercise an Option may exercise it to the extent vested pursuant to Paragraph
          7.3 in whole or in part during any period beginning on the third business day following the date of release of the financial data specified in Rule 16b-3(e)(1)(ii) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and ending on the twelfth business day following such date (the "Window Period"), by delivering to the Secretary of the Company written notice (the "Notice") specifying the number of Options being exercised. The payment of the Option Price shall be either in cash or by delivery of shares of Common Stock of the Company having a fair market value equal to the purchase price on the date of exercise of the Option, or by any combination of cash and such shares.

               7.6 Nontransferability. Options shall not be transferable other than by will or the laws of descent and distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee.

               7.7 Termination of Service as a Director. Unless otherwise determined by the Committee, the following rules shall apply in the event of Grantee's termination of service as a director of the Company.

                    7.7.1 Except as provided in Paragraph 7.7.4 or 7.7.5, in the event of a Grantee's termination of service as a



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
               director of the Company either (1) as a result of his removal as a director for cause or (2) as a result of resignation of the director, his or her Option shall immedi-ately terminate.

                    7.7.2 In the event of the Grantee's termination of service as a director under circumstances other than those specified in Paragraph 7.7.1 hereof and for reasons other than death, Disability (as defined in Paragraph 7.7.4) or Retirement (as defined in Paragraph 7.7.5), his or her Options shall terminate on the date which is 90 days from the date of such termination of service as a director or on its Expiration Date, whichever shall first occur; provided, however, that if the Grantee is subject to the provisions of
               Section 16(a) of the Exchange Act on the date of termination of service as a director, such Options shall terminate (x) on the date which is the end of the first Window Period following the later of 90 days from the date of such termination of service as a director or six months and ten days after the date of Grant of such Options or (y) on its Expiration Date, whichever shall first occur.

                    7.7.3 In the event of the death of a Grantee while he or she is serving as a director of the Company, such Option shall terminate on the first anniversary of the Grantee's death or on its Expiration Date, whichever shall first occur.

                    7.7.4 In the event of the Grantee's termination of service as a director due to mental or physical infirmity of the Company ("Disability"), his or her Options shall terminate on first anniversary of such Disability, or on its Expiration Date, whichever shall first occur.

                    7.7.5 In the event that the Grantee's service as a director terminates after five or more years of service as a director ("Retirement"), his or her Options shall terminate on the second anniversary of the date of such Retirement or on its Expiration Date, whichever shall first occur.

                    7.7.6     Anything contained in  this Paragraph 7.7  to
               the contrary notwithstanding, an Option may only be exercised following the Grantee's termination of service as a director for reasons other than death, Disability or Retirement if, and to the extent that, such Option was exercisable immediately prior to such termination service as a director.

               7.8 No Rights as Stockholder or to Continue as a Director. No Grantee shall have any rights as a stockholder of the Company with respect to any shares of Common Stock prior to the date of issuance to him or her of a certificate representing such shares issued pursuant to Paragraph 7.5, and neither the Plan nor any



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

          Option granted under the Plan shall confer upon a Grantee any right to continue to serve as a director.


          8.   ISSUANCE OF SHARES; RESTRICTIONS

               8.1 Unless any shares of Common Stock to be issued by the Company under the Plan have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and, in the case of any Grantee who may be deemed an "affiliate" of the Company as defined in Rule 405 under the Securities Act, such shares have been registered under the Securities Act for resale by such Grantee, or unless the Company has determined that an exemption from registration is available, the Company may require prior to and as a condition of the issuance of any shares of Common Stock that the person receiving such shares hereunder furnish the Company with a written representation in a form prescribed by the Committee to the effect that such person is acquiring such shares solely with a view to investment for his or her own account and not with a view to the resale or distribution of all or any part thereof, and that such person will not dispose of any of such shares otherwise than in accordance with the provisions of Rule 144 under the Securities Act unless and until either the shares are registered under the Securities Act or the Company is satisfied that an exemption from such registration is available.

               8.2 Anything contained herein to the contrary notwithstand-ing, the Company shall not be able to issue any shares of Common Stock under the Plan unless and until the Company is satisfied that such sale or issuance complies with (i) all applicable requirements of NASDAQ (or the governing body of the principal market in which the Common Stock is traded, if the Common Stock is not then listed on that exchange), (ii) all applicable provisions of the Securities Act and (iii) all other laws or regulations by which the Company is bound or to which the Company is subject.


          9.   TERM OF THE PLAN

               Unless the Plan has been sooner terminated pursuant to Paragraph 10 hereof, the Plan shall terminate on, and no Options shall be granted after the tenth anniversary of the Effective Date. The provisions of the Plan, however, shall continue thereafter to govern all Options theretofore granted, until the exercise, expiration or cancellation of the Options.

          10.  AMENDMENT AND TERMINATION OF PLAN

               The Board of Directors at any time may terminate or suspend the Plan or amend it from time to time in such respects as it deems desirable; provided that, without the further approval of the stockholders no amendment shall (i) increase the maximum aggregate number of Options which may be granted under the Plan,
          (ii) change the Option Grant Price provided for in Paragraph 7.1 hereof, (iii) change the eligibility provisions of Paragraph 4 hereof or (iv) make any other amendment which in the opinion of counsel to the Company must be approved by the Company's stock-holders in order to remain an exempted plan under Rule 16b-3, and provided further that, subject to the provisions of Paragraph 8 hereof, no termination of or amendment to the Plan shall adversely affect the rights of any participant without the consent of such participant, as the case may be. In addition, the provisions of the Plan shall not be amended more than once every six months, other than to comport with changes to the Internal Revenue Code of 1986, as amended, the Employee Retire-ment Income Security Act of 1974, as amended, or the rules there-under.

                                   CITICASTERS INC.


        PROXY          The  undersigned hereby  appoints Gregory  C.  Thomas
        FOR            and Samuel  J. Simon  or either of  them, proxies  of
        ANNUAL         the   undersigned,   each   with    the   power    of
        MEETING        substitution, to  vote cumulatively or otherwise  all
                       shares of Common  Stock which  the undersigned  would
                       be  entitled  to  vote  at  the  Annual  Meeting   of
                       Shareholders of Citicasters  Inc. to be held May  16,
                       1995, at 11:00 a.m., local time, as specified below on the matters described in the Company's Proxy
                       Statement and  IN THEIR  DISCRETION  WITH RESPECT  TO
                       SUCH OTHER BUSINESS  AS MAY PROPERLY COME BEFORE  THE
                       MEETING OR ANY ADJOURNMENT THEREOF.


                       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

                       1. Proposal to elect the six nominees listed below:

                          [      ]  FOR  AUTHORITY  to elect  the  nominees
                          listed below (except those whose names have been crossed out)

                          [       ]  WITHHOLD  AUTHORITY  to  vote for  all
                          nominees listed below

                          Carl H. Lindner, John P. Zanotti, Theodore H. Emmerich, S. Craig Lindner, Julius S. Anreder and James E. Evans






                       2. Proposal  to approve  the  Citicasters  Inc. 1994
                          Directors' Stock Option Plan:

                          FOR [    ]       AGAINST [     ]    ABSTAIN [     ]


                       3. In their  discretion, the Proxies are  authorized
                          to vote upon such other business as may properly come before the meeting or any adjournment thereof.


                                   Date:  _________________________________

                                          _________________________________

                                          _________________________________
                                          (Important:   Please sign exactly
                                          as     name    appears     hereon
                                          indicating,     where     proper,
                                          official        position       or
                                          representative capacity.   In the
                                          case of joint holders, all should
                                          sign.)

          This proxy when properly executed will be voted in the manner indicated herein by the above signed shareholder. If no direction is made, this proxy will be voted FOR each Proposal. To vote your shares, please mark, sign, date and return this proxy form using the enclosed envelope.

              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS